Exhibit 3.19

CERTIFICATE OF INCORPORATION

OF

PDG ACQUISITION COMPANY

ARTICLE I

The name of the corporation is PDG ACQUISITION COMPANY.

ARTICLE II

The registered agent of the corporation is The Corporation Trust Company. The address of such registered agent is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares which the corporation shall have the authority to issue is 1,000 shares of common stock, $.01 par value.

ARTICLE V

The name and address of the incorporator of the corporation is as follows:

Name	Mailing Address

Dawn S. Born	2900 South Tower Pennzoil Place Houston, Texas 77002

ARTICLE VI

The name and mailing address of each person who is to serve as a director of the corporation until the first annual meeting of the stockholders of the corporation or until a successor is elected and qualified is as follows:

Name	Mailing Address

Gordon A. Cain	Eight Greenway Plaza Suite 702 Houston, Texas 77046

William A. McMinn	Eight Greenway Plaza Suite 702 Houston, Texas 77046

H. Russell Bowers	Eight Greenway Plaza Suite 702 Houston, Texas 77046

ARTICLE VII

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, amend or repeal the by-laws of the corporation.

ARTICLE VIII

Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

ARTICLE IX

No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct for a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE X

The corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and to add additional provisions authorized by such laws as are then in force. All rights conferred on the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of February, 1987.

Dawn S. Born

45DSBS/A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

PDG Acquisition Company (“Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the Corporation in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation, as amended, of the Corporation:

RESOLVED, that Article I of the Certificate of Incorporation be amended to read as follows:

“Article I

The name of the corporation is PDG Chemical Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent has been filed with the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, PDG Acquisition Company has caused its corporate seal to be hereunto affixed and the certificate to be signed by William A. McMinn, its President, and

H. Russell Bowers, its Assistant Secretary, this 28th day of April, 1987.

PDG ACQUISITION COMPANY

By:
William A. McMinn President

ATTEST:

By:
H. Russell Bowers Assistant Secretary

(CORPORATE SEAL)

27KFHS/PP

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is PDG CHEMICAL INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100., City of Dover 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, lnc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on 4/15, 1994.

F.J. GRUBERTH	VICE - President

Attest:

STEPHEN P. PARISE	ASST Secretary

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is PDG Chemical Inc.

2. The registered office of the corporation within the State of Delaware is hereby changed to 1209 Orange Street, in the City of Wilmington 19801; County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Corporation Trust Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on the 6 July, 2001

S. P. Parise, Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PDG CHEMICAL INC.

PDG Chemical Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing ARTICLE I so that, as amended, said article shall be and read as follows:

“ARTICLE I The name of the corporation is Laurel Industries Holdings, Inc.”

SECOND: That, in lieu of a meeting and vote of stockholders, the sole stockholder of said corporation has given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

PDG CHEMICAL INC.             has caused this certificate to be signed by Mark M. Koppel, its President, this 20th day of February, 2004.

By
Mark M. Koppel, President